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                                                                    Exhibit 23.2


Intermountain Community Bancorp
Sandpoint, ID 83864

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 13, 2004, except for Note 21, as to which the date is March 25, 2004, relating to the consolidated financial statements of Intermountain Community Bancorp appearing in the Company's Report on Form 10 for the year ended December 31, 2003.

/s/ BDO Seidman, LLP


BDO Seidman, LLP
Spokane, WA

December 13, 2004